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                                                                     Exhibit 8.1


            [Letterhead of McGuire, Woods, Battle & Boothe, L.L.P.]



                               December 10, 1996



Signet Bank
7 North Eighth Street
Richmond, Virginia  23219

                        The Signet Student Loan Trusts
               Registration Statement on Form S-3 (No. 33-94846)
               -------------------------------------------------

Ladies and Gentlemen:

          We have acted as Federal and state income tax counsel for Signet Bank, a Virginia banking corporation ("Signet"), in connection with the filing by Signet, on behalf of The Signet Student Loan Trusts, each a Delaware business trust (each, a "Trust" and, collectively, the "Trusts"), with the Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (No. 33-94846) (the "Registration Statement"), registering Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") representing undivided interests in certain assets of the Trusts. The Notes will be issued by the Trusts pursuant to Indentures (each an "Indenture") between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to Trust Agreements (each a "Trust Agreement"), between Signet, a newly-formed affiliate of Signet to be formed prior to the completion of a sale of the Certificates and The First National Bank of Chicago, as eligible lender trustee (the "Eligible Lender Trustee").

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including but not limited to (a) a prospectus and prospectus supplement (a "Prospectus Supplement") forming a part of the Registration Statement (collectively, the "Prospectus"), (b) the forms of the following documents filed as exhibits to the Registration Statement: (i) an Indenture, (ii) a Trust Agreement, (iii) a Loan Sale Agreement between Signet, as Seller, and the Eligible Lender Trustee (iv) a Master Servicing Agreement, among Signet, as Master Servicer, a Trust and the Eligible Lender Trustee and
(v) an Administration Agreement, among Signet, as Administrator, a Trust and the Indenture Trustee, (c) a specimen of the Notes and (d) a specimen of the Certificates.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity
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Signet Bank
December 10, 1996
Page 2


to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based upon such examination and subject to the foregoing, we hereby confirm that the statements in the Prospectus under the headings "Summary of Terms - Tax Considerations", "Federal Income Tax Consequences" and "State Tax Consequences", and in the Prospectus Supplement under the headings "Summary of Terms - Tax Considerations" and "Federal Income Tax and State Tax Consequences", to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the reference to our firm whenever it appears in such Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving such permission, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.




                                 Very truly yours,



                                 /s/ McGuire, Woods, Battle & Boothe, L.L.P.